Credit Line Agreement

Prepared in Aug. 2009

Credit Line Agreement

No.: Xin Zi 30009, 2011
Creditor: China Merchants Bank Co. Ltd Tianjin Branch (hereinafter referred to as “Party A”)
Principal: Song Li
Obligor: Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd (hereinafter referred to as “Party B”)
Legal Representative/Principal: Cheng Weihong

Subject to the application of Party B, Party A agrees to provide credit line to Party B for use. This agreement is hereby made and entered into by and between Party A and Party B in accordance with the relevant laws and regulations and after mutual thorough consultation on the following terms and conditions:

Article 1 Credit Line

1.1
Party A provides Party B with the credit line of RMB 80 million (or equivalent in other currencies. Exchange rate shall be determined by the one issued by Party A on the day when the concrete business actually incurs. The same below) (Tick “√” for your choice):

I.    Revolving line of credit RMB 80 million;

II.   Lump-sum line      (currency)   (amount).

Revolving line of credit refers to the maximum amount of the principal and the balance of such credits provided by Party A to Party B during the credit term as sustainable, recyclable loan, trade financing, discount on notes, commercial acceptance bill, L/G, corporation overdraft, domestic factoring,  ,   and others.

Lump-sum line of credit refers to the amount of the credit in lump sum stipulated in this Agreement, which shall exceed the accumulated credits of all the businesses applied for case by case by Party B with Party A during the credit term. Party B may not use the lump-sum line of credit revolvedly. The corresponding amounts of such multiple credit businesses applied for by Party B shall occupy the lump-sum line of credit specified in this Article until the credit line is run out accumulatedly.

“Trading financing” includes such businesses as opening of L/C, import bill advance, shipping guarantee, inward documentary collection advance, packing finance, export bill advance, advance against documentary collection, financing with import/export remittance, short-term financing with credit insurance, import factoring, export factoring (except for two non-recourse factors and two non-recourse factors in Party A’s system. The same below),  ,   and others.

1.2
If Party A deals with the businesses of the import factoring paid by Party B and/or non-recourse domestic factoring, the credit lent and reveivable by Party A in such businesses shall occupy the credit line as mentioned above; if Party B applies with Party B for the businesses of recourse domestic factoring or import factoring, the basic acquisition amount (basic purchasing amount) provided by Party A to Party B in such businesses shall occupy the credit line as mentioned above.

1.3
Where, in accordance with the need of internal process, Party A entrusts other branches of China Merchants Bank to open back-to-back L/C after Party A has opened the L/C, the import bill advance, shipping guarantee incurred by and under such back-to-back L/C shall occupy the credit line as mentioned above.

1.4
The credit line as mentioned above shall not include the margin or the credit guaranteed by deposit pledge provided by Party B or any third party hereunder with respect to a single concrete business, the same below.

1.5
If the concrete business dealt with by Party B under the previous credit line agreement numbered Xin Zi 30007, 2010 and entered by and between Party A and Party B is not paid off after this Agreement has come into force, the balance shall be automatically entered this Agreement and occupy the credit line hereunder. (If this Article is applicable, please tick “√” in □ for your choice).

Article 2 Credit Term

The credit term shall be 12 months, from June 14th, 2011 to June 13th, 2012. Party B shall provide an applicant for use of the credit line during the credit term. Party A may not accept any applicant on the date beyond the credit term, unless otherwise stipulated herein.

Article 3 Use of credit line

3.1 Types and Coverage of Credit Line

The credit line as mentioned above shall be (Tick “√” alternatively for your choice):

(  ) 3.1.1 Comprehensive credit line. The concrete business shall include the following types (Fill the blanks factually):

Import document, import bill advance, guarantee of letter for the online tax of “all-in-one silver card”

Meanwhile, Party B may (fill the blank with “may” or “may not”) regulate the use of the credit line as mentioned above and (Tick “√” for your choice hereinafter):

☑ The credit line as mentioned above may be regulatedly used among all types of businesses;
☐ The credit line as mentioned above may be regulatedly used among part of the types of businesses, e.g.,  and ;
(  ) 3.1.2   single credit line.

3.2 During the credit term, Party B shall revolvedly use the revolving credit line and may not revolvedly use lump-sum credit line. Party B must apply for the use of the credit line case by case and Party A shall examine and approve such applications in the same manner. The amount, term and concrete purpose of separate loan or other credits shall be stipulated in the concrete business contracts (including due bills), agreements entered by and between Party A and Party B or in the applicants for relevant businesses as provided by Party B to Party A and accepted by Party A.
After Party B has confirmed in a manner recognized by Party A the Accounts Receivable Credit Rights Transfer Notice given by Party A to Party B under the non-recourse domestic factoring, it shall be deemed that “concrete business contract” has been reached by and between Party A and Party B.

3.3 The concrete use term of separate loan or other credits within the credit line shall be determined in accordance with Party B’s business needs and Party A’s regulations for business management. The due date of the concrete business may be later than that of the credit term.

Article 4 Interests and Expenses

The loan, financing interests and other expenses collected in the relevant businesses within the credit line shall be determined in accordance with the stipulations in the concrete contracts.

Article 5 Guarantee

5.1 Sipi International Trading Co., Ltd. at the Bonded Zone of Tianjin Harbor and Cheng Weihong shall be responsible, jointly or severally, for all the debts unpaid by Party B to Party A hereunder, and must issue maximum irrevocable letter of guarantee. And/or

5.2   shall be responsible for all the debts unpaid by Party B to Party A hereunder on the basis of all his property or the property he has the right to deal with as mortgage (pledge). Party B and   shall enter into an additional guarantee contract.

Where the guarantee fails to sign the guarantee contract and go through the guarantee procedures in accordance with this Article, Party A shall be entitled to refuse to provide credit line to Party B.

Article 6 Rights and Obligations of Party B

6.1 Party B shall be entitled to:

6.1.1 Request Party A to provide loan or other credits within the credit line on the conditions specified herein;

6.1.2. Use the credit line in accordance with the stipulations herein;

6.1.3 Require Party A to keep confidential the information offered by Party and regarding to his production, business, property and account, unless otherwise stipulated by laws and regulations or required by the supervision authorities;

6.1.4 Transfer his debts to any third party subject to the agreement of Party A;

6.2 Party B shall perform the following obligations:

6.2.1 Provide all the truthful documentary materials required by Party A (including but not limited to regularly providing the truthful financial statements and annual financial statements required by Party A, and major decisions and changes in respect to Party B’s production, business and management) as well as his deposit bank and account, the balance of his deposits and loans, and cooperate Party A to carry on the works of investigation, examination and inspection.

6.2.2 Accept the supervisions of Party A on his use of credit and the activities related to his production, operation and finance;

6.2.3 Use the loan and/or other credits in accordance with the stipulations in this agreement and separate concrete contract and/or committed purpose;

6.2.4 Duly pay off the principal and interests of his loan, prepaid fees and other credits in a manner of full amount in accordance with the stipulations of this agreement and separate concrete contract;

6.2.5 Where Party B wishes to transfer all or part of his debts hereunder to any third party, he shall obtain Party A’s written agreement;

6.2.6 Party B shall forthwith notify Party A and actively cooperate Party A to implement the measures to guarantee the payoff of all the principal and interests as well as all the relevant expenses of the loan, prepaid fees and other credits hereunder when the following situations occur;

6.2.6.1 When major financial loss, assets loss or other crisis occurs;

6.2.6.2 When Party B provides loan or guarantee for any third party, or provides mortgage (pledge) guarantee with his private property;

6.2.6.3 When such matters occur as consolidation (acquisition), division, restructure, equity joint venture (joint cooperative venture), property (equity) right transfer, and enterprise reform through stock system;

6.2.6.4 When Party B winds up his businesses, or his business license is revoked or cancelled, or bankruptcy or dissolution is applied for by Party B or others;

6.2.6.5 When major crisis occurs in respect of the business or finance of Party B’s controlling shareholders and other affiliates and affects the normal operation;

6.2.6.6 When major affiliated transaction with other controlling shareholders or other affiliated companies occurs and influences his normal operation;

6.2.6.7 When any proceeding, arbitration or criminal or administrative penalty that causes major adverse impact on Party B’s business or finance occurs;

6.2.6.8 When other major matter that may affect Party B’s payment capacity occurs;

6.2.7 Party B may not manage his business carelessly and claim due credit, or deal with his main property free of charge or in an inappropriate manner.

Article 7 Rights and Obligations of Party A

7.1 Party A enjoys the following rights:

7.1.1 Shall be entitled to require Party B to return in full schedule of this agreement and specific contract loans, advances and other credit debt interest;

7.1.2 Shall be entitled to require Party B to provide relevant material about line of credit usage.

7.1.3 Having the right to know production and business operation and financial activities of Party B;

7.1.4 Shall have the right to supervise part B according to the agreement and specific contract with the prescribed purpose to use loans and/or other credit;

7.1.5 According to their internal processes need, right in accept Party A to apply for and open the L/C, commissioned by the beneficiary is located in other branches of China merchants bank to backcredit the L/C;

7.1.6 Shall have the right to directly withholding from Party B, in order to repay the account settlement in this agreement and debt under the specific contract owed by Party B;

7.1.7 Having the right to assign its creditor's right to Party B , and shall have the right to take as it considers appropriate ways, including but not limited to fax, mail, announce in public media, to inform Party B to transfer matters and collect Party B.

7.1.8 Other the rights provided in this agreement.

7.2 Party A undertakes the following obligations:

7.2.1According to this agreement and all processes to the conditions stipulated in the contract in specific to Party B within the forehead loans or provide other credit;

7.2.2 Ought to be keep Party B's assets, financial, production, business operation confidential, but except for prescribed by applicable laws and regulations

Article 8 Party B should special guarantee the following matters.

8.1 According to Chinese law Party B is formally established and legal existence, a legal personality entities, there is full capacity for civil conduct and performance of this agreement signed;

8.2 The sign and performance of agreement has already obtained full authorization from board or any other authorized institution;

8.3 The relevant surety, mortgage (pledge), the mortgage ( pledge ) documents,
Information provided by Party B is true, accurate, complete and effective, not contain the graveness mistake or facts or leakage any significant facts:

8.4Strictly abide by the contract and letter of commitment signed with Party A or the issuing undertaking, trust receipts and other documents.

8.5 When signing the agreement it won’t likely happen to Party B or Party B's main property to a significantly adverse consequences in litigation and arbitration or criminal and administrative punishments, and in this agreement will not happen during the execution of such litigation or arbitration or criminal and administrative penalties. If happens, Party B shall promptly notify party A;

8.6 When in business activities it should strictly comply with the national laws and regulations, strictly according to Party B in accordance with the provisions of the business license or approved business scope, on various business registration for the yearly check procedures;

8.7 Maintain and improve existing management level, ensure the value of existing assets, don't give up any matured claim , also not due to gratis or other improper ways to deal with major existing disposition property;

8.8 Without party A's permission, Party B shall not pay in other long-term debt, as well

8.9 When signing the agreement, Party B has undergone no influence on the performance of obligation under this agreement.

Article 9 Other expenses

For relating to this agreement credit investigation, inspection, justice and other fees, and Party B cannot repay that debt under the agreement of party A, Party Adebt to realize creditor's rights to pay attorney's fees and costs, poor travelling expenses, announcement fee, service fee, so all the expenses should be assumed by Party B. Party B is authorized to deduct directly from party A's bank account. If there is insufficient, Party B guarantees to repaid the number after receipt of party A's notification.

Article 10 The default events and processing

10.1 If one of the following conditions occurs to Party B, it should be regard as the violation of this agreement

10.1.1 Violating 6.2.1 regulation of obligation, provide Party A with false information or concealing the real important situation, don't cooperate with party A's investigation, review and examination;

10.1.2 Violating 6.2.2 regulation of obligation, escape from party A, or do not accept the use of credit fund condition and relevant production management, financial activity supervision;

10.1.3 Violating 6.2.3 regulation of obligation. Not according to this agreement and the specific contract to use loans and/or other credit;

10.1.4 Violating 6.2.3 regulation of obligation, not repay the loan, advanced money and other credit debt principal and interest according to this agreement and/or the specific contract on time in full specified amount.

10.1.5 Violation of the obligations specified in 6.2.5 in this agreement, without authorization, unilaterally transfer the debt under this agreement to any third person: or violation of this agreement in 6.2.7 regulation obligations without recourse to management, or its due creditor's right or disposition of its current main property in free and other inappropriate way.

10.1.6 The violation of this agreement 6.2.6 regulation obligation. When occurring, it did not inform Party B timely, or Party A knows what happened to part B and require Party B to increase debt repaid safeguard measures under this agreement. If Party B is not cooperate, or Party A think it go against the withdraw the credit safe;

10.1.7 The violation of 8.1, 8.2, 8.5 in this agreement or violate article 8.3, 8.4, 8.6, 8.7, 8.8, 8.9 and didn’t correct immediately as the requirement of part A;

10.1.8. The occurrence of other cases that Party A think it damages its legitimate rights and interests.

10.2 The guarantor has one of the following circumstances, Party A may think it will influence its guarantee ability and ask the guarantor exclude the adverse impact. Or require Party B to increase, replace security conditions, warranties. If Party B doesn’t cooperate with it, it will be regard as default event.

10.2.1 Similar to described circumstance in this contract in 6.2.6 ;

10.2.2 When giving the Irreversible warranty, it conceals its guaranteed liability capabilities and fails to obtain the right authorized by the related institute.

10.2.3 Failing to deal with annual check register formalities;

10.2.4 Delayed in management and recourse to its due creditor's right, or disposition of its current main property in free and other inappropriate way.

10.3 If one of the following circumstances occurred to the mortgagor (or pledgor), Party A may think those will caused mortgage (or pledgor) false or mortgage (or pledgor) insufficient, it can demand that the mortgagor (or pledgor) ruled out the resulting adverse effects, or require Party B to increase, replace the guarantee conditions, the mortgagor (or pledgor) and Party B has not cooperate, shall be deemed to have happen default events;

10.3.1 Having no ownership or disposition on mortgage (or pledge) no, or ownership honored in dispute;

10.3.2 Mortgage (or pledge) has already hired, seized, detained, supervised, existing legal priority (including but not limited to building project money priority, etc.), and/or conceal cases that have happened;

10.3.3 Without the written consent of the party A, the pledger, transfer, lease or remortgage or any other inappropriate ways to deal with mortgages without authorization, or although it get written consent permission from party A, the mortgage value it get is not in order to repay the debt owed by Party A;

10.3.4 The mortgage didn't get safekeeping, maintenance and repair, and lead to the mortgage depreciation obviously; Or the mortgagor behavior directly endanger the mortgage; Leading to reducing the value of the mortgaged property; Or on mortgages period, the mortgagor doesn’t do according to party A's requirements of the mortgaged property insurance.

10.4 Once any default events against regulations of 10.1, 10.2, or 10.3 take place, Party A shall separately or simultaneously adopt the following measures:

10.4.1 Cut the line of credit under this agreement, or stop the use of residual line of credit;

10.4.2 Withdraw in advance the issued loan principal and interest and related expenses:

10.4.3 As for the already accepted draft or opened (including entrust turn to open) credit certificate, the ham, and delivery vouchers etc. by Party A in the credit period, no matter whether Party A has paid the advance or not, Party A may require additional deposit to Party B or requires Party B to move the money put in party A’s other account to his margin account as the margin will open in other account deposit into its margin account as the margin Party A will pay off  under this agreement.

10.4.4 For Party A in SuoQuan domestic factoring, export factoring having not been liquidated the transferee creditor accounts receivable captioned from Party B, shall be entitled to require Party B to perform the buyback obligations immediately; if Party A does not has these rights he is entitled to ask Party B for money immediately.

10.4.5 Directly deduct the Party B’s settlement account and/or other accounts of the deposit to help Party B to pay off the exact total debt in this agreement or under this contract.

10.4.6 Recover according to this contract article 13.

Article 11 Changes and remove of the agreement

This agreement is a written agreement which can change and disarm; before reaching a written agreement, this agreement shall remain valid: any party shall not change, modify or remove without the unilateral agreement.

Article 12 Other matters

12.1  In this agreement period, Party A to Party B's any breach or delays impose any tolerance, grace behavior in this agreement or delay the rights the Party A shall have, which cannot damage, influence, or limit Party A to enjoy the rights as a creditor according to the provisions of relevant laws and this agreement, cannot be  as Party A violation of this agreement to any recognition, the license or behavior of party and cannot be regarded as up to existing or future breach to take action right now. t

12.2 Whenever this agreement by any reason becomes invalid, or partially invalid in law. Party B shall be liable under this agreement to repay all the debt owed by Party B. If afore-mentioned circumstances occur, Party A shall be entitled to terminate this agreement immediately to Party B, and may require under this agreement all the debt owed by Party B.

12.3 Party A and Party B shall in written form send notice and requirements with respect to this agreement.

 Party A’s address:

 Party B’s address:

If delivered by hand ,it can be seen as delivered when the recipient signs(as in return of the rejected date shall be deemed to be served); if submitted by postal mail s, it can be seen as delivered after being sent for full seven days; if submitted by fax, it can be regarded as having been served after the recipient’s fax system received the fax.

If Party A informs Party B of assignment of the obligee's right or urges Party B to do so by making a public announcement on public media, it can be seen as delivered by the date of the announcement.

If any party changes his address, he shall timely notify the other party .Otherwise he has to bear the losses.

12.4 Both parties agree that, for trade finance class of each business applications, Party B just needs to stamp obligate seal according to its Obligate Seal Proxies provided to Party A, and both sides recognize the signature's effectiveness.

12.5 Party A and Party B agree that the written supplementary agreement about unpredicted matters and changes and specific contracts which is accessories of the agreement constitute the integral parts of the agreement.

12.6 ________________________________________

12.7 ________________________________________

12.8 ________________________________________

Article 13 Applicable Law and the Settlement of the Dispute

13.1 The agreement’s formation, interpretation, settlement of disputes shall be governed by the law of the People's Republic of China, and the rights of Party A and Party B are under the legal protection of the People's Republic of China.

13.2. Disputes produced during the performance of this agreement should be settled through negotiation, and if they do not talk things over, any party can choose one of the three, playing "appropriate" choice.

   ☐ 13.2.1 Sue to party A’s located people's court

   ☐ 13.2.2 Apply to the arbitration commission for arbitration

   ☐ 13.2.3 Submit (if choose this, then the following two choose one, playing "appropriate" choice)

                   ☐  China international economic and trade arbitration commission

           ☐China international economic and trade arbitration commission ____branch

           ☐China international economic and trade arbitration commission, Chapter＿

The arbitration shall be in accordance with the Financial Disputes Arbitration Rules.

13.3 The agreement and every specific contract, after the notary endowed with enforceable effectiveness has been transacted by both parties, the Party A can apply for the enforcement directly to the people’s court concerning which is under jurisdiction in order to press for payment of the debts in accordance with the agreement and every specific contract.

Article XIV Agreement enters into force

This agreement shall enter into force after the legal representatives/principals or his authorized agent have signed on it (or sealed on it) and sealed the seal of the company/contract. This agreement shall automatically lapse to the date of the expiration of the credit term or of when Party B has paid off all the debts and other concerning costs owed to Party A (in accordance with the later date).

Article15 Annex

This agreement is in four copies, Party A, Party B and ＿,＿shall all hold one copy of it and every copy share the same legal effect.

 (This page is for signature)

All the provisions contained in this contract are fully negotiated. The bank has submitted the provisions concerning with the exemption or limitation of the bank responsibilities, the single rights which bank own, increasement of the responsibilities of other disputing parties or limiting the rights of other disputing parties to other disputing parties to draw their special attention, and has understood them in a comprehensive and accurate way. The bank has made corresponding explanation about the provisions above in response to the requirements of other disputing parties. Contract parties have the same understanding of the provisions in this contract.

Party A :( seal here)

Principal or authorized agent :( seal or sign here)

Party B :( seal here)

Legal representative or principal :( seal or sign here): Chen Weihong

Signature date: June 14, 2011